UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On March 7, 2017, the Board of Directors of Rush Enterprises, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Company (the “Compensation Committee”), approved the following compensation payments to the below named executive officers (as defined in the Company’s Proxy Statement for the Annual Meeting of Stockholders held on May 17, 2016) of the Company:

Cash Bonus Payments

After a review of competitive market data and the Company’s operating results for the 2016 fiscal year, the Compensation Committee approved the following cash bonus payments:

Name / Title	Cash Bonus

W. M. “Rusty” Rush Chairman, President, Chief Executive Officer and Director	$1,322,400

Michael J. McRoberts Chief Operating Officer	$285,000

Steven L. Keller Chief Financial Officer and Treasurer	$212,000

Derrek Weaver Executive Vice President	$212,500

James E. Thor Senior Vice President, Retail Sales and Marketing	$212,000

The cash bonuses will be paid on March 15, 2017.

Stock Option Grants

The Compensation Committee approved the following stock options exercisable for shares of the Company’s Class A common stock (the “Stock Options”):

Name / Title	Stock Options (#)

W. M. “Rusty” Rush Chairman, President, Chief Executive Officer and Director	35,000

Michael J. McRoberts Chief Operating Officer	10,000

Steven L. Keller Chief Financial Officer and Treasurer	10,000

Derrek Weaver Executive Vice President	10,000

James E. Thor Senior Vice President, Retail Sales and Marketing	10,000

The Stock Options will be granted under the Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”) on March 15, 2017 (the “Grant Date”). The Stock Options will have an exercise price equal to the closing sale price of the Company’s Class A common stock on the Grant Date and will vest in three equal annual installments beginning on the third anniversary of the Grant Date. Additional terms and conditions applicable to the Stock Options are set forth in the Form of Rush Enterprises, Inc. 2007 Long-Term Incentive Plan Stock Option Agreement attached as Exhibit 4.4 to the Company’s Form S-8 filed with the Securities and Exchange Commission on July 24, 2007.

Restricted Stock Unit Awards

The Compensation Committee approved the following restricted stock unit awards (the “RSU Awards”):

Name / Title	RSU Awards (#)

W. M. “Rusty” Rush Chairman, President, Chief Executive Officer and Director	55,000

Michael J. McRoberts Chief Operating Officer	14,400

Steven L. Keller Chief Financial Officer and Treasurer	12,400

Derrek Weaver Executive Vice President	12,400

James E. Thor Senior Vice President, Retail Sales and Marketing	12,400

The RSU Awards will be granted under the Plan on the Grant Date. The RSU Awards entitle the grantee to receive shares of the Company’s Class B common stock upon satisfaction of the vesting conditions. The RSU Awards will vest in three equal installments beginning on the first anniversary of the Grant Date. Additional terms and conditions applicable to the RSU Awards are set forth in the Form of Rush Enterprises, Inc. 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement, attached as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 14, 2012.

Item 8.01     Other Events.

Derrek Weaver, 44, has been promoted to the position of Executive Vice President of the Company effective March 7, 2017. Mr. Weaver will oversee the Company’s legal, human resources, real estate and other strategic initiatives and administrative matters. Mr. Weaver has served as Senior Vice President, General Counsel and Corporate Secretary of the Company from April 2011 to March 2017.  From February 2005 to April 2011, Mr. Weaver held various roles of increasing responsibility in the Company. Prior to joining the Company, Mr. Weaver was an associate attorney at Fulbright & Jaworski L.L.P. (now known as Norton Rose Fulbright). Mr. Weaver received a Bachelor of Science in Mechanical Engineering from the University of Colorado at Boulder and a Doctor of Jurisprudence from the Texas Tech University School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By:	/s/ Steven L. Keller
Steven L. Keller
Chief Financial Officer and Treasurer

Dated: March 13, 2017